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                       CONSENT OF JAMES F. ELDRIDGE, ESQ.


I hereby consent to the reference to my name under the heading "Legal Matters" in the prospectus included in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 for certain flexible premium variable universal life insurance policies issued through American Family Variable Account I of American Family Life Insurance Company (File No. 333-44956).



                                                  /s/ James F. Eldridge, Esq.
                                                  -----------------------------
                                                  James F. Eldridge, Esq.
                                                  General Counsel
                                                  Executive Vice President,
                                                  Corporate Legal; Secretary

February 19, 2001